EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

Amendment No. 22 to the Agreement and Declaration of Trust of the Trust, effective May 22, 2014, is incorporated herein by reference to Exhibit(a)(23) in Registrant’s Post-Effective Amendment No. 75 filed with the Commission on July 7, 2014 (Accession No. 000-1193125-14-262083).